UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2015

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting was held on May 15, 2015.

(b)    At the Annual Meeting, the Company’s stockholders (i) elected Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, Raimund Klinkner, David A. Sachs, Oren G. Shaffer, David C. Wang and Scott W. Wine to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and (iii) approved in an advisory vote, the compensation of the Company’s named executive officers.

The voting results for each matter submitted to a vote of stockholders at the Company’s Annual Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
Ronald M. DeFeo	70,947,486	4,355,269	1,760,917	15,107,400
G. Chris Andersen	73,568,786	3,341,839	153,047	15,107,400
Paula H. J. Cholmondeley	73,644,082	3,331,363	88,227	15,107,400
Donald DeFosset	73,433,629	3,463,782	166,261	15,107,400
Thomas J. Hansen	76,641,196	257,654	164,822	15,107,400
Raimund Klinkner	76,461,858	428,051	173,763	15,107,400
David A. Sachs	73,660,358	3,246,213	157,101	15,107,400
Oren G. Shaffer	76,629,650	276,685	157,337	15,107,400
David C. Wang	76,631,189	273,522	158,961	15,107,400
Scott W. Wine	75,291,993	1,597,673	174,006	15,107,400

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2015	91,453,766	502,225	215,081	-0-
Proposal 3: Advisory vote on the compensation of the Company’s named executive officers	74,781,995	2,050,468	231,209	15,107,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015

TEREX CORPORATION

By: /s/ Kevin P. Bradley
Kevin P. Bradley Senior Vice President and Chief Financial Officer